                                                                      EXHIBIT 11


                        American Greetings Corporation
                        ------------------------------

                   Computation of Common Earnings Per Share
                   ----------------------------------------


                                        (Unaudited)

                               Nine Months Ended November 30,
                               ------------------------------
                                  1993                1992
                               ----------          ----------
Average number of common
 shares outstanding            73,670,209          72,293,148
                               ==========          ==========

Net income (thousands)            $74,230             $78,314
                               ==========          ==========

Primary earnings per share          $1.01               $1.08
                               ==========          ==========


Computation of Primary and Fully-Diluted Earnings Per Share  (a)
- -----------------------------------------------------------

                                        (Unaudited)

                               Nine Months Ended November 30,
                               ------------------------------
                                  1993                1992
                               ----------          ----------
Weighted average common
 shares outstanding on a
 fully diluted basis assuming
 exercise of stock options
 based on the treasury stock
 method using the ending
 price which was higher than
 the average market price      74,988,675          73,365,176
                               ==========          ==========

Net income (thousands)            $74,230             $78,314
                               ==========          ==========

Fully-diluted earnings per
 share                               $.99               $1.07
                               ==========          ==========

(a) This calculation is submitted in accordance with Securities Exchange Act of 1934, although not required by Accounting Principles Board Opinion No. 15, since less than a 3% dilution results.